====================================================================

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

U.S. Bank National Association

One Federal Street

Boston, MA  02110

(617) 603-6442

(Name, address and telephone number of agent for service)

New York Mortgage Trust 2005-2
(Issuer with respect to the Securities)

New York Mortgage Trust 2005-2	APPLIED FOR
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/o Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, DE 19890-0001	19890-0001
(Address of Principal Executive Offices)	(Zip Code)

New York Mortgage Trust 2005-2

Mortgage Backed Notes Series 2005-2

===========================

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)

Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15

Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.   A copy of the Articles of Association of the Trustee.*

2.   A copy of the certificate of authority of the Trustee to commence business.*

3.

A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.

A copy of the existing bylaws of the Trustee.*

5.

A copy of each Indenture referred to in Item 4.  Not applicable.

6.

The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.

Report of Condition of the Trustee as of1 March 31, 2005, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 22nd of July, 2005.

U.S. BANK NATIONAL ASSOCIATION

By:

/s/James H. Byrnes
James H. Byrnes
Vice President

By:

/s/ Clare M. O’Brien

Clare M. O’Brien

Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  July 22, 2005

U.S. BANK NATIONAL ASSOCIATION

By:

/s/ James H. Byrnes

James H. Byrnes

Vice President

By:

/s/ Clare M. O’Brien

Clare M. O’ Brien

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2005

($000’s)

03/31/2005

Assets

Cash and Due  From Depository Institutions

$6,340,324

Federal Reserve Stock

0

Securities

41,160,517

Federal Funds

2,727,496

Loans & Lease Financing Receivables

122,755,374

Fixed Assets

1,791,705

Intangible Assets

10,104,022

Other Assets

          9,557,200

Total Assets

$194,436,638

Liabilities

Deposits

$128,301,617

Fed Funds

8,226,759

Treasury Demand Notes

0

Trading Liabilities

156,654

Other Borrowed Money

25,478,470

Acceptances

94,553

Subordinated Notes and Debentures

6,386,971

Other Liabilities

          5,910,141

Total Liabilities

$174,555,165

Equity

Minority Interest in Subsidiaries

$1,016,160

Common and Preferred Stock

18,200

Surplus

11,792,288

Undivided Profits

          7,054,825

Total Equity Capital

$19,881,473

Total Liabilities and Equity Capital

$194,436,638

___________________________________________________________________

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:

/s/ James H. Byrnes________________________________

James H. Byrnes

Vice President

Date:  July 22, 2005